Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

6500 RIVER PLACEBAL VD, SUITE 3-200 AUSTIN, TEXAS 78730-1111 512-249-7000	360 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817-336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the inclusion of information included or incorporated by reference in this Registration Statement on Form S-3 of TXO Partners, L.P. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our report setting forth the estimates of reserves and value of reserves and our report on reserves as of December 31, 2021, December 31, 2022, and December 31, 2023, of the underlying properties and interest owned by TXO Partners, L.P.

We hereby further consent to the reference to this firm under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ W. Todd Brooker
W. Todd Brooker, P.E. President Cawley, Gillespie & Associates, Inc. Texas Registered Engineering Firm F-693 March 5, 2024